Exhibit 99.8

FORM OF

NOTICE OF GUARANTEED DELIVERY

FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS ISSUED BY

XTANT MEDICAL HOLDINGS, INC.

This form, or one substantially equivalent hereto, must be used to exercise non-transferrable subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) described in the prospectus, dated                , 2020 (the “Prospectus”), of Xtant Medical Holdings, Inc., a Delaware corporation (“Xtant”), if a holder of the Subscription Rights cannot deliver the statement evidencing the Subscription Rights (the “Subscription Rights Statement”) to EQ Shareowner Services, the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m. Eastern Time on December 4, 2020, unless such time is extended by Xtant as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the sections titled “The Rights Offering—Methods of Exercising Subscription Rights” and “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

Payment in full of the Subscription Price of $1.07 per whole share for each share of common stock subscribed for upon exercise of such Subscription Rights, including pursuant to the over-subscription privilege (the “Over-Subscription Privilege”), must be made in full in U.S. currency by cashier’s check drawn against a U.S. bank or by wire transfer, and payable to “EQ Shareowner Services, as Subscription Agent for Xtant Medical Holdings, Inc.,” as specified in the Prospectus, at or prior to 5:00 p.m. Eastern Time on the Expiration Date, even if the Subscription Rights Statement evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Rights Statement evidencing such Subscription Rights must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Guaranteed Delivery Procedures” and “The Rights Offering—Payment Method” in the Prospectus. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The address of the Subscription Agent is shown below. Delivery to an address other than shown below does not constitute valid delivery.

By Mail, Hand or Overnight Courier

EQ Shareowner Services

1100 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

Attn: Corporate Actions Dept.

If you have other questions or need assistance, please contact Equiniti (US) Services LLC at (833) 503-4130. Banks and Brokers, please call (516) 220-8356.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of the Subscription Rights Statement representing Subscription Rights issued by Xtant Medical Holdings, Inc. and that such Subscription Rights Statement cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Right and the Over-Subscription Privilege, as described in the Prospectus:

	No. of Shares	Per Share Subscription Price	Payment
Basic Subscription Right	x	$1.07	$
Over-Subscription Privilege	x	$1.07	$
		Total Payment Required	$

The undersigned understands that payment of the Subscription Price of $1.07 per whole share for each share of common stock subscribed pursuant to the Basic Subscription Right and the Over-Subscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, is being made by delivering a (check appropriate box):

[ ]	cashier’s check, drawn against a U.S. bank payable to “EQ Shareowner Services, as Subscription Agent for Xtant Medical Holdings, Inc.”; or

[ ]	wire transfer of immediately available funds directly to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at Wells Fargo Bank, N.A., ABA # 121000248, Credit: Stock Transfer Clearing Account, Account # 000-10-67-899, for further credit to Xtant Medical Holdings, Inc., and name of Subscription Rights holder.

Signature(s):

Name(s):

Address:

Telephone:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Statement to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.